UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2013

Date of Report (Date of Earliest Event Reported)

 WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51651	20-2446281
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Suite 100, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Registrant does not have a board of directors. The Registrant is managed by the managing owner, Kenmar Preferred Investments, L.P. (the “Managing Owner”).

Effective August 26, 2013, Lisa Roitman resigned her position as Senior Vice President and General Counsel of the Managing Owner.

Effective October 23, 2013, Nicolas Gilbert resigned his position as Chief Compliance Officer of the Managing Owner.

Effective November 11, 2013, Joseph C. Iraci resigned his position as Associate Counsel of the Managing Owner.

Effective October 23, 2013, David K. Spohr was appointed Chief Compliance Officer of the Managing Owner.

David K. Spohr has been Chief Compliance Officer of the Managing Owner since October 2013, Senior Vice President and Director of Fund Administration of the Managing Owner since November 2006, Vice President and Director of Fund Administration of the Managing Owner from March 2005 to October 2006, and has been listed as a principal of the Managing Owner since May 7, 2007 and registered as an associated person of the Managing Owner since December 21, 2010. He has been Chief Compliance Officer of KGIM LP since October 2013. He has been Senior Vice President and Director of Fund Administration of KGIM LLC, an investment management firm, since November 2006, Vice President and Director of Fund Administration of KGIM LLC from March 2005 through October 2006, and has been listed as a principal since May 7, 2007. He has been Chief Compliance Officer of CLariTy since October 2013, Senior Vice President and Director of Fund Administration of CLariTy since its inception in May 2009, and has been listed as a principal since June 9, 2009. He is responsible for the development and execution of the administration group support responsibilities.

From June 2002 to March 2005, Mr. Spohr was a Vice President at Safra Group, a firm engaged in banking, brokerage and asset management activities, where he was responsible for the Alternative Investment accounting and operations, valuation oversight and tax reporting.

Mr. Spohr received a B.S. in Business Economics from The State University of New York College at Oneonta in 1985 and designation as a Chartered Financial Analyst in 1998.

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Item 8.01 Other Events

On December 5, 2013, World Monitor Trust III – Series J (the “Registrant”) distributed a notice to its Unitholders, explaining that, as of December 1, 2013 (the “Effective Date”), the Registrant has made certain changes to the Registrant’s underlying managers. The Registrant has allocated its assets among five commodity trading advisors (each, an “Advisor” and collectively, the “Advisors”), as shown below.

As of the Effective Date, the Registrant allocates its net assets as follows:

CTA Funds	Advisor	Trading Program	Percentage of the Trust’s Net Assets

CTA Choice EGLG:	Eagle Trading Systems Inc.	Eagle Global Program	20%
CTA Choice ELL:	Ellington Management Group, L.L.C.	Ellington Global Macro Program	20%
CTA Choice GLAGS:	Global Ag, LLC	Discretionary Trading Program	20%
CTA Choice RDOK:	Red Oak Commodity Advisors, Inc.	Red Oak Fundamental Trading Program	20%
CTA Choice SAXN:	Saxon Investment Corporation	Saxon Aggressive Diversified Program	20%

A copy of the notice is being furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to Unitholders dated December 4, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on December 5, 2013.

WORLD MONITOR TRUST III – SERIES J

	By:	Kenmar Preferred Investments, L.P.
its Managing Owner
Date: December 5, 2013
	By:	/s/ David K. Spohr
	Name:	David K. Spohr
	Title:	Senior Vice President and Director of Fund Administration & Chief Compliance Officer

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